                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                      10X Capital SPAC Sponsor II LLC

Address of Joint Filer:          c/o 10X Capital Venture Acquisition Corp. II
                                 1 World Trade Center, 85th Floor
                                 New York, NY 10007

Relationship of Joint Filer to Issuer:    10% Owner, Director

Issuer Name and Ticker or Trading Symbol: 10X Capital Venture Acquisition Corp.
                                          II [VCXA]

Date of Event Requiring Statement:
Month/Day/Year):                          10/19/2021

Name of Joint Filer:                      Hans Thomas

Address of Joint Filer:          c/o 10X Capital Venture Acquisition Corp. II
                                 1 World Trade Center, 85th Floor
                                 New York, NY 10007

Relationship of Joint Filer to Issuer:    10% Owner, Director, Officer
                                          (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol: 10X Capital Venture Acquisition Corp.
                                          II [VCXA]

Date of Event Requiring Statement:
Month/Day/Year):                          10/19/2021